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Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Communication Intelligence Corp. for the years ended December 31, 2001, 2000, and 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Form S-1 filed with Securities and Exchange Commission for Communication Intelligence Corp., dated October 31, 2002.

/s/ STONEFIELD JOSEPHSON, INC.
STONEFIELD JOSEPHSON, INC. Certified Public Accountants

Santa Monica, California
October 31, 2002

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  Exhibit 23.1
CONSENT OF STONEFIELD JOSEPHSON, INC. INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS